Exhibit 10.1

FIRST AMENDMENT TO THE

FLEXSTEEL INDUSTRIES, INC. SEVERANCE PLAN

FOR MANAGEMENT EMPLOYEES

This First Amendment to the Flexsteel Industries, Inc. Severance Plan for Management Employees (“Plan”) is hereby adopted by Flexsteel Industries, Inc. (“Company”) to be effective April 15, 2020 (the “Effective Date”).  Unless otherwise defined herein, capitalized terms used below have the same meaning ascribed to them in the Plan.

WHEREAS, the Company previously adopted the Plan for the benefit of eligible employees effective October 25, 2018; and

WHEREAS, the Plan provides that it may be amended from time to time or terminated pursuant to Section 11 by the Plan Administrator; and

WHEREAS, given the financial uncertainty of the Company related to the pandemic declared by the World Health Organization of the coronavirus known as COVID-19, the Company temporarily reduced certain Participants’ Base Salary and because Base Salary Continuation Payments under the Plan are calculated from a Participant’s Base Salary immediately prior to a Qualifying Termination, a Participant with a Qualifying Termination would receive less Base Salary Continuation Payments under the Plan than if the Participant’s Base Salary was not reduced in light of the pandemic;

WHEREAS, the Plan Administrator desires to amend the definition of Base Salary in the Plan to ignore specific reductions in Base Salary, if done so in writing, to avoid unnecessarily penalizing Participants affected by COVID-19 or other events so approved by the Plan Administrator.

NOW, THEREFORE, as of the Effective Date, this Amendment is adopted as follows:

1.	By amending and replacing the definition of “Base Salary” in Annex 1 of the Plan with the following:

“Base Salary” means Participant’s base salary at the rate in effect on the date of Participant’s Qualifying Termination. The Participant’s base salary rate shall be determined without regard to specific salary reductions as approved in writing by the Plan Administrator or reductions or deferrals of compensation under qualified and nonqualified plans or welfare benefits plans.  The Participant’s base salary rate excludes fringe benefits, incentive compensation or other payments as additional or special compensation to the Participant.

2.	In all other respects, the Plan shall be and remain unchanged.

[signature page immediately follows]

Exhibit 10.1

IN WITNESS WHEREOF, this Amendment is hereby adopted to be effective as of the Effective Date.

FLEXSTEEL INDUSTRIES, INC.

COMPENSATION COMMITTEE,

as Plan Administrator of the Plan

By:	/s/ Mary C. Bottie
Mary C. Bottie
Compensation Committee of the Board Chair

Date:	April 15, 2020